
                                                                    Exhibit 10.3


                                 METALSITE, INC.
                       NOTE AND WARRANT PURCHASE AGREEMENT

                                      among

                                METALSITE, INC.,



                            WEIRTON STEEL CORPORATION


                                       and

                          THE STOCKHOLDERS NAMED HEREIN

                                   dated as of

                                October 10, 2000



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                                TABLE OF CONTENTS
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ARTICLE I         Amount and Terms of the Note...................................................            1

         1.1.     Promissory Note and Warrant for Lender.........................................            1
         1.2.     Closing  .....................................................................             1
         1.3.     Other Remedies Provided by Law.................................................            1

ARTICLE II        Representations and Warranties of the Company..................................            1

         2.1.     Organization and Qualification.................................................            2
         2.2.     Authorization..................................................................            2
         2.3.     Consents and Approvals.........................................................            3
         2.4.     Capitalization.................................................................            3
         2.5.     Financial Statements...........................................................            4
         2.6.     Absence of Changes.............................................................            5
         2.7.     Taxes    ......................................................................            6
         2.8.     Litigation.....................................................................            7
         2.9.     No Brokers or Finders..........................................................            7
         2.10.    Absence of Undisclosed or Contingent Liabilities...............................            7
         2.11.    Property .....................................................................             8
         2.12.    Intellectual Property..........................................................            8
         2.13.    Proprietary Information of Third Parties.......................................            9
         2.14.    Insurance......................................................................           10
         2.15.    Permits  ....................................................................             10
         2.16.    Compliance with Laws...........................................................           10
         2.17.    Transactions with Affiliates...................................................           11
         2.18.    Contracts and Commitments......................................................           11
         2.19.    Absence of Questionable Payments...............................................           12
         2.20.    Books and Records..............................................................           12
         2.21.    Significant Customers and Suppliers............................................           12
         2.22.    Offering of the Note and Warrant...............................................           13
         2.23.    Officers ....................................................................             13
         2.24.    Disclosure.....................................................................           13

ARTICLE III       Representations and Warranties of the Lender...................................           13

         3.1.     Authorization..................................................................           13
         3.2.     Purchase Entirely for Own Account..............................................           13
         3.3.     Disclosure of Information......................................................           13
         3.4.     Investment Experience..........................................................           13
         3.5.     Accredited Investor............................................................           14
         3.6.     Restricted Securities..........................................................           14
         3.7.     Further Limitations on Disposition.............................................           14


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
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                                                                                                          PAGE
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
         3.8.     Legends  ....................................................................             14

ARTICLE IV        Stockholders' Call Option......................................................           14

         4.1.     Call Right.....................................................................           14
         4.2.     Exercise Price of Note Shares..................................................           15
         4.3.     Calculation of Percentage Interest.............................................           15
         4.4.     Principal Stockholder's Representations and Warranties.........................           15

ARTICLE V         Miscellaneous..................................................................           15

         5.1.     Tax Treatment..................................................................           15
         5.2.     Successors and Assigns.........................................................           16
         5.3.     Governing Law..................................................................           16
         5.4.     Counterparts...................................................................           16
         5.5.     Interpretation.................................................................           16
         5.6.     Notices  ......................................................................           16
         5.7.     Finder's Fee...................................................................           17
         5.8.     Expenses ....................................................................             17
         5.9.     Entire Agreement; Amendments and Waivers.......................................           17
         5.10     Severability...................................................................           18
         5.11     Survival of Representations and Warranties.....................................           18
         5.12     Stockholders' Agreement........................................................           18


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                       NOTE AND WARRANT PURCHASE AGREEMENT

         THIS IS A NOTE AND WARRANT PURCHASE AGREEMENT (the "Agreement"), dated as of October 10, 2000, by and among MetalSite, Inc., a Delaware corporation (the "Company"), Weirton Steel Corporation, a Delaware corporation ("Weirton" or, the "Lender"), and the stockholders of the Company set forth in the attached
Schedule I (individually a "Stockholder" and, collectively, the "Stockholders").

                                   Background

         A. The Company desires to issue to the Lender one convertible promissory note and warrant, and the Lender desires to purchase such promissory note and warrant on the terms and conditions set forth herein.

                                      Terms

         THEREFORE, in consideration of the mutual covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                          Amount and Terms of the Note

         1.1. Promissory Note and Warrant for Lender. In return for the consideration provided by the Lender, the Company shall sell and issue to the Lender a promissory note in favor of the Lender in the principal amount of $10,000,000 in the form attached hereto as Exhibit A (each, a "Note" and collectively, the "Notes") and a Purchase Warrant (the "Warrant") in favor of the Lender in the form attached hereto as Exhibit B . The purchase price for the Note and the Warrant shall be $10,000,000 and shall be payable in cash by wire transfer of immediately available funds to an account designated by the Company.

         1.2. Closing. The closing (the "Closing") of the purchase of the Notes and Warrants shall take place at the offices of Buchanan Ingersoll Professional Corporation, One Oxford Centre, 20th floor, 301 Grant Street, Pittsburgh, PA 15219-1410 (or such other place as the parties may agree), on the date of this Agreement. The Company hereby acknowledges receipt from the Lender of the full amount of the purchase price for the Note and Warrant. The Lender hereby acknowledges receipt of the executed versions of the Note and Warrant.

         1.3. Other Remedies Provided by Law. Upon the occurrence of an Event of Acceleration, the Lender, shall be entitled to exercise and pursue all other remedies provided by law, in addition to the remedies set forth in this Agreement and the other Loan Documents.

                                   ARTICLE II

                  Representations and Warranties of the Company

         The Company hereby represents and warrants to Lender that:

         2.1. Organization and Qualification.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary.

                  (b) The Company does not own, directly or indirectly, beneficially or of record, any capital stock (or securities convertible into, or options, warrants or rights to purchase, capital stock or such securities) or other ownership, economic or voting interest in any corporation, partnership, limited liability company, trust, joint venture or other entity of any kind.

                  (c) The Company's Certificate of Incorporation and Bylaws have not been amended since July 27, 2000.

         2.2. Authorization.

                  (a) The Company has all requisite corporate power and authority to execute and deliver (i) this Agreement, (ii) the Note, (iii) the Warrant, (iv) the Security Agreement, dated as of the date hereof, among the Company and the Lender, and (v) the Intercreditor Agreement, dated the date hereof, among the Company, the Lender and the other parties named therein (collectively, the "Transaction Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company issuable pursuant to the Notes and Warrants (collectively, the "Conversion Shares")), have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the other Transaction Documents or to consummate the transactions contemplated by this Agreement or the other Transaction Documents, including any stockholder approval. Each of this Agreement and the other Transaction Documents has been duly and validly executed and delivered by the Company, and, assuming such Transaction Document constitutes a valid and binding obligation of the Lender, such Transaction Document constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy and other laws affecting creditors' rights generally and to general principles of equity.

                  (b) The Conversion Shares are duly authorized and reserved for issuance and, upon issuance in accordance with the Transaction Documents, will be validly issued, fully paid and non-assessable, and free from all Liens. Except as provided in Article IV hereof or as set forth in Schedule 2.2, neither the issuance, sale or delivery of the Note and Warrant nor the issuance or delivery of Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or similar right in favor of any person. As used



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herein "person" means an individual or a corporation, partnership, trust, limited liability company, joint venture or other organization or entity of any kind.

         2.3. Consents and Approvals. Except as set forth in Schedule 2.3, neither the execution and delivery of this Agreement and the other Transaction Documents by the Company nor the consummation of the transactions contemplated hereby and thereby (including the issuance of the Note and Warrant and the issuance of the Conversion Shares) will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of, or give rise to, any claim, option, lien, charge, pledge, right of first refusal, "tag" or "drag" along right, security interest or encumbrance of any kind or nature whatsoever (collectively "Liens") upon any of the properties or assets or the Company under:

                  (a) the Certificate of Incorporation or Bylaws of the Company,

                  (b) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract, agreement, instrument, permit, governmental authorization, concession, franchise or license applicable to the Company or its properties or assets, or

                  (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

         No consent, approval, order or authorization of, or registration, declaration or filing with, any Authority (as defined in Section 2.8) is required by the Company in connection with the execution and delivery of this Agreement or the other Transaction Documents by the Company or the consummation by the Company of the transactions contemplated hereby or thereby (including the issuance of the Note and Warrant and the Conversion Shares).

         2.4. Capitalization.

                  (a) As of the date hereof, the authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $.01 per share. As of the date hereof, 30,000,000 shares of Common Stock are issued and outstanding, and no shares of Common Stock are held in the treasury of the Company. As of the date hereof, no shares of preferred stock of the Company are issued and outstanding or are held in the treasury of the Company. As of the date hereof, an aggregate of 1,578,947 shares of Common Stock are reserved for issuance pursuant to options issued under the MetalSite, Inc. Stock Incentive Plan (the "Stock Incentive Plan"), of which no shares are subject to outstanding options and no shares have been issued, and an aggregate of 3,000,000 shares of Common Stock are available for issuance pursuant to options issued under the MetalSite, Inc. Management Ownership Plan (the "MOP") of which 2,761,568 shares are subject to outstanding options and 1,500,000 shares have been issued pursuant to the MOP. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and, except provided in Article IV hereof or as set forth on Schedule 2.4(a), are not subject to preemptive rights. Schedule 2.4(a) sets forth the exercise prices or conversion prices and number of shares of Common Stock or other capital stock of the Company issuable in



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respect of each outstanding stock option, each outstanding warrant and the outstanding convertible notes.

                  (b) Except as set forth in paragraph (a) above (or as expressly contemplated by this Agreement), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, directly or indirectly, additional shares of capital stock or other voting securities (or securities convertible into or exchangeable for such securities) of the Company, or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in Schedule 2.4(b) (or as expressly contemplated by this Agreement), there are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire, or providing preemptive or registration rights with respect to, any shares of capital stock of the Company. Except as set forth on Schedule 2.4(b), there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Note or Warrant or any Conversion Shares. Except as set forth on Schedule 2.4(b), the Company does not have outstanding any loans to any person in respect of the purchase of securities issued by the Company.

                  (c) Except for on Schedule 2.4(c), there are no voting trusts or agreements, stockholders agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company to which the Company is a party, or, to the Company's knowledge, any of such instruments to which it is not a party. All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws, including the Securities Act of 1933, as amended (the "Securities Act").

         2.5. Financial Statements. The Company has made available to the Lender copies of the audited financial statements of the Company for the annual period ended, and as of, December 31, 1999, together with the audit reports thereon of Arthur Andersen LLP (the "Audited Financial Statements"). The Audited Financial Statements are in accordance with the books and records of the Company, and fairly present in accordance with generally accepted accounting principles ("GAAP") consistently applied the assets, liabilities and financial position of the Company, as at the respective dates thereof, and the results of its operations for the periods covered thereby. The Company also has made available to the Lender a copy of the unaudited financial statements of the Company (the "Interim Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements") for the six (6) month period ended, and as of, June 30, 2000. The Interim Financial Statements are consistent with the books and records of the Company and fairly present in accordance with GAAP consistently applied (except that the Interim Financial Statements do not include all required note disclosures) the assets, liabilities and financial position of the Company as at the respective dates thereof, and the results of its operations for the periods covered thereby, and include all material adjustments, which are of a normal and recurring nature, necessary for a fair presentation. The contingency,



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tax, bad debt and other reserves reflected on the Financial Statements are, in all material respects, adequate, appropriate and reasonable in accordance with GAAP.

         2.6. Absence of Changes. Since December 31, 1999, there has not been any adverse effect that, individually or together with other adverse effects, is material to (i) the assets, liabilities, operations, business, results of operations or financial condition of the Company or (ii) the ability of the Company to consummate the transactions contemplated hereby or (iii) the ability of the Company to continue to operate its business immediately after the Closing in substantially the same manner as such business is conducted prior to the Closing (a "Material Adverse Effect") or any change or occurrence which could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, except as set forth in Schedule 2.6, from December 31, 1999 to the date of this Agreement, the Company has not:

                  (a) Increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency, tax or other reserves or changed its accounting practices, methods or assumptions (including changes in estimates or valuation methods);

                  (b) Permitted or allowed any of its Leased Real Property (as such term is defined in Section 2.11) or assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien, except for Permitted Liens (as defined in Section 2.11);

                  (c) Written down the value of any assets (including write-downs by reason of shrinkage or mark-down);

                  (d) Canceled any debts or waived any claims or rights having a value in excess of $25,000;

                  (e) Sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except for dispositions of obsolete furniture, fixtures and equipment which are not material in the aggregate;

                  (f) Disposed of or permitted to lapse any rights to the use of any Intellectual Property (as defined in Section 2.12) having a value, individually or in the aggregate, in excess of $25,000, or disposed of or disclosed (except as necessary in the conduct of its business) to any person, other than representatives of the Lenders, any material trade secret, formula, process or know-how not theretofore a matter of public knowledge;

                  (g) Except for any matters approved by the Compensation Committee of the Company, granted any increase in the compensation of directors, officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increases in the compensation payable or to become payable to any director, officer or employee, except for normal increases granted in the ordinary course of business consistent with past practices, or entered into or amended any employment, consulting or similar agreement, or made any agreement or commitment to pay any severance or similar compensation;



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                  (h) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, or offered, sold or issued, directly or indirectly, any shares of capital stock or other securities of the Company (including options, warrants or rights to acquire securities), or merged or consolidated with any person, or effected any share exchange, reclassification or subdivision of any of its capital stock or adopted any plan of liquidation or dissolution or other reorganization, or acquired the stock, assets or business of any other person;

                  (i) Paid, distributed, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with any stockholder, director or employee of the Company, or any other "affiliate" of the Company, or any "associate" (as such terms are defined in Rule 405 under the Securities Act) of any of the foregoing persons, other than in the ordinary course of business consistent with past practice and previously disclosed to Lenders;

                  (j) Made any election for Tax (as defined in Section 2.7) purposes (or had any election made on its behalf); or

                  (k) Agreed, whether in writing or otherwise, to take any action described in this Section.

         2.7. Taxes. (a) The Company has (i) timely filed all Tax Returns required to be filed by it, (ii) paid all Taxes shown to have become due pursuant to such Tax Returns and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received. All Tax Returns are true and correct and have been prepared in accordance with all applicable laws and requirements. The accruals for Taxes contained in the balance sheet of the Company included as part of the Interim Financial Statements are adequate to cover all material liabilities for Taxes of the Company for all periods ending on or before the date of such balance sheet, and include adequate provision for all deferred Taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate. All Taxes of the Company for periods after the date of such balance sheet have been paid or are adequately reserved against on the books of the Company. The Company has timely filed all information returns or reports, including forms 1099, that are required to be filed and has accurately reported all information required to be included on such returns or reports in all material respects. True copies of federal and state income tax returns of the Company for each of the fiscal years ended December 31, 1998 through December 31, 1999 have been made available to the Lender.

                  (b) There are no proposed assessments of Taxes against the Company, no proposed adjustments to any Tax Return pending against the Company and no proposed adjustments to the manner in which any Tax of the Company is determined. Except as disclosed on Schedule 2.7, each Tax Return of the Company has been audited by the relevant Authorities (and all deficiencies or proposed deficiencies resulting from such audits have been paid or are adequately provided for in the Financial Statements), or the statute of limitations with respect to each Tax Return has expired, and no Tax Return is under examination by any taxing Authority. No claim has been made by a taxing Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.




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                  (c) Except as disclosed on Schedule 2.7, the Company has never
(i) filed any consent agreement under Section 341(f) of the Code, (ii) executed a waiver or consent extending any statute of limitation for any Tax liability that remains outstanding, (iii)joined in or been required to join in filing a consolidated or combined federal, state or local income Tax Return, (iv) been the subject of a Tax ruling that has continuing effect, (v) been the subject of a closing agreement with any taxing authority that has continuing effect,
(vi) filed an election under Section 338(g) or Section 338(h)(10) of the Code or caused a deemed election under Section 338(e) thereof or (vii) granted a power of attorney with respect to any Tax matters that has continuing effect. The Company has not agreed to make nor is it required to make any adjustment under
Section 481 of the Code by reason of a change in accounting method or otherwise.

                  (d) All taxes that the Company was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate taxing Authority (except for any failure to withhold immaterial amounts not exceeding $10,000 in the aggregate).

                  (e) For purposes of this Agreement, "Code" means the Internal Revenue Code of 1986, as amended, and any applicable predecessor or successor statute; "Taxes" means all federal, state, local and foreign income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock, franchise and other taxes, including interest and penalties thereon and all estimated taxes; and "Tax Returns" means all returns or reports, including accompanying schedules, with respect to Taxes.

         2.8. Litigation. Except as set forth on Schedule 2.8, there is no pending or, to the knowledge of the Company, threatened claim, arbitration proceeding, action, suit, investigation or other proceeding against or involving the Company, or any of the property or rights of the Company. The Company is not in violation of or default under any order, judgment, writ, injunction or decree of any federal, state, local or foreign governmental or regulatory entity (or any department, agency, authority or political subdivision thereof) or court or arbitrator (any of the foregoing, an "Authority"). Any such order, injunction or decree binding on the Company is disclosed in Schedule 2.8. Set forth in
Schedule 2.8 is a description of all settlements of any of the proceedings described in this Section 2.8 since the Company's organization, together with a description of the amount or nature of each such settlement.

         2.9. No Brokers or Finders. Neither any the Company, nor any of its affiliates, nor any of their respective officers, directors or employees, (a) has employed (or will employ) any broker or finder, or (b) has incurred (or will incur) any liability for any brokerage fees, commissions or finders' fees or expenses or indemnification or similar obligations in connection with the transactions contemplated by this Agreement.

         2.10. Absence of Undisclosed or Contingent Liabilities. Except as set forth on Schedule 2.10 and except as (and to the extent) accrued for in the Audited Financial Statements, as of December 31, 1999, the Company had no liability or obligation (whether known or unknown, absolute or contingent, liquidated or unliquidated), other than executory obligations under Contracts not required to be accrued in the Audited Financial Statements under GAAP and

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incurred in the ordinary course of business consistent with past practice. Since
December 31, 1999, the Company has not become subject to any such liability or obligation, other than (a) liabilities and obligations incurred in the ordinary course of business consistent with past practice of a type reflected on the balance sheet included in the Audited Financial Statements; (b) executory obligations under Contracts which are not required to be accrued in the Audited Financial Statements under GAAP; and (c) liabilities and obligations set forth on Schedule 2.10 hereto.

         2.11. Property. The Company does not own (and in the past has not owned) any real property. Attached hereto as Schedule 2.11 is a list of all leases and agreements for the rental of real property (the "Leased Real Property") to which the Company (or any affiliate of the Company) is (or has been) a party (as lessee or sublessor or sublessee). All such leases are (or were) for portions of buildings used solely for office space. Except as set forth on Schedule 2.11 hereto, the Company has (i) a good and valid leasehold interest in the Leased Real Property and (ii) good and valid title to the other assets and personal properties the Company purports to own, tangible and intangible, in each case free and clear of any Liens, except for (A) in the case of real property, easements, zoning restrictions, land use restrictions, restrictive covenants, licenses or other encumbrances or restrictions which do not adversely affect the full use and enjoyment of such property for the purposes for which it is currently used by the Company in the conduct of its business or materially adversely affect the value of such property, (B) pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs; (C) liens of mechanics, materialmen, warehousemen, carriers, or other Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default; (D) good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business; (E) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use; (F) any lien existing on the date of this Agreement and described on Schedule 2.12; (G) purchase money security interests; and (H) Liens for Taxes or assessments not yet due and payable (the liens and other encumbrances described in the foregoing clauses (A)
- (H) referred to herein as "Permitted Liens"). None of such Liens could reasonably be expected to have a Material Adverse Effect.

         2.12. Intellectual Property.

         (a) Set forth in Schedule 2.12 is a list of all patents, registered trademarks and service marks, registered copyrights, domain names, and applications for any of the foregoing, owned or made by the Company. Except as set forth in Schedule 2.12, the Company owns, free and clear of all Liens, or has a license or other agreement sufficient to enable Company to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, domain names, copyrights, trade secrets, proprietary information, customer lists and know how (collectively, "Intellectual Property") necessary for the operation of its business as currently conducted. Neither of the Company nor, to the knowledge of the Company, any other party is in breach of or default under any such license or other agreement and, to the knowledge of the Company, each such license or other agreement is now and immediately following the Closing shall be valid and in full force and effect.

                   (b) Except as set forth in Schedule 2.12, (i) no claim is pending or, to the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person with respect to any Intellectual Property, and, to the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened); (ii) the Company has not asserted any claim of infringement, misappropriation or misuse of Intellectual Property against any person within the last three years; and (iii) to the Company's knowledge, no person is infringing or misappropriating the rights of the Company with respect to the Intellectual Property.

                  (c) No order, holding, decision or judgment has been rendered by any Authority, and, except as set forth on Schedule 2.12 hereof, no agreement, consent or stipulation exists, which limits the Company's use of any of the Intellectual Property. Except as set forth in Schedule 2.12, no opposition, extension of time to oppose, interference, rejection, or refusal to register has been received in connection with any applications filed relating to the Intellectual Property, and no cancellation or reexamination proceeding or any other proceeding challenging the extent or validity of the Intellectual Property has been instituted or, to Company's knowledge, threatened.

                  (d) Except as described in Schedule 2.12, all computer software used in the business of the Company is capable of accurately processing, calculating, manipulating, storing and exchanging date/time data from, into, and between the twentieth and twenty-first centuries.

                  (e) Except as set forth in Schedule 2.12, the Company has not granted or assigned to any other person any right to provide the services currently provided by the Company.

         2.13. Proprietary Information of Third Parties. The Company has not received any notice that any third party has claimed or has reason to claim that any person employed by or affiliated with the Company has:

                  (a) violated or may be violating any of the terms or conditions of his/her employment, non-competition or non-disclosure agreement with such third party,

                  (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or

                  (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

To the Company's knowledge, no person employed by or affiliated with the Company has used or proposes to use any trade secret or any information or documentation proprietary to any former employer of such person, and to the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation.

         2.14. Insurance. (a) Attached hereto as Schedule 2.14 is a true, correct and complete list of all policies of insurance (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage. Genuine and complete copies of each of the insurance policies listed in Schedule 2.14 have been provided to the Lender.

                  (b) Except as disclosed on Schedule 2.14, with respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices) thereunder, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (iv) neither the Company nor any ERISA Affiliate (as defined below) of the Company shall be subject to a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability; and (v) no party to the policy has repudiated any provision thereof. Except as set forth in Schedule 2.14, the Company has been fully covered at all times during the past three years by insurance in scope and amount customary and reasonable for the businesses in which they have engaged and the nature and amount of the liabilities they have incurred during the aforementioned period.
Schedule 2.14 describes any self-insurance arrangements affecting the Company. As used herein, "ERISA Affiliate" means any corporation or other trade or business (whether or not incorporated) which is treated as a single employer with the Company within the meaning of Section 414 of the Code.

                  (c) Except as set forth on Schedule 2.14, all such insurance policies are sufficient in all material respects for compliance with all requirements of law and the Contracts (as defined in Section 2.18).

         2.15. Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company. The Company is not in default under any of such franchises, permits, licenses or other similar authority, all of which are in full force and effect and none of which will be affected by the transactions contemplated hereby.

         2.16. Compliance with Laws. Except as set forth in Schedule 2.16, the operations of the Company are and have been conducted in compliance with applicable laws, regulations and other requirements of all Authorities having or claiming jurisdiction over the Company or any part of its business or operations, including laws, regulations and requirements relating to antitrust, consumer protection, immigration, the environment, health, occupational safety and health, plant closing, pension, requirements of any Board of Fire Underwriters or similar body, building, zoning, subdivision matters and securities, except for such non-compliance which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth in Schedule 2.16, during the past three years, the Company has not received any, notification of any asserted present or past failure by the Company to comply with any laws, rules or regulations.

         2.17. Transactions with Affiliates. Except as set forth on Schedule 2.17, no affiliate of the Company, nor any of the Company's officers, directors or employees (or any relative or spouse of the foregoing persons who has the same home as such person, or any other associate of such person), has any interest, directly or indirectly, in any lease, Lien, contract, license, encumbrance, loan or other agreement or commitment to which the Company is a party, or any property or asset used or owned by, or any interest in any supplier of, the Company. Except as set forth on Schedule 2.17, the Company is not indebted, directly or indirectly, to (a) any stockholder of the Company or an associate of a stockholder of the Company or (b) any officer, director or employee of the Company for any liability or obligation, whether arising by reason of stock ownership, oral or written agreement or understanding, or otherwise. Schedule 2.17 is a complete and accurate list of all employees of the Company owing more than $10,000 (or all such employees where the aggregate amount owed exceeds $25,000) (except in respect of advances for business expenses, none of which exceeds $10,000 individually or $10,000 in the aggregate) in principal to the Company, setting forth the amounts owned, the applicable interest rates, a description of the security and the maturity dates of all such debts.

         2.18. Contracts and Commitments. For purposes of this Section 2.18, the term "Contract" means any contract of the Company, whether written or oral, which is "material" and:

                  (a) involving annual payments in excess of $50,000 where the term of such contract will not expire of its own accord within three months of the date hereof or cannot be terminated by the Company on not more than 30 days prior written notice;

                  (b) which constitutes a consulting or similar agreement involving annual payments in excess of $50,000 and having a term greater than three months or which constitutes an employment agreement involving annual payments in excess of $50,000 or an agreement which calls for severance payments;

                  (c) which constitutes an agreement by the Company to pay an employee or former employee compensation in an amount in excess of, or having a value of more than, $50,000 (including any bonus but excluding any benefits made available to Company employees generally);

                  (d) which constitutes an agreement which restricts the Company from carrying out its business anywhere in the world or from competing with any other person;

                  (e) which constitutes an agreement by the Company with any officer, director, holder of 10% or more of any class or series of stock of the Company or any person who shares a home with, or any other associate of, any of the foregoing persons;

                  (f) which constitutes a franchising, partnership, joint venture or similar agreement;

                  (g) which is a lease or other agreement relating to real property;

                  (h) which relates to indebtedness or indemnification or any guarantee of the Company (including any letter of credit) or which grants any Lien (other than a Permitted Lien) on any assets, rights or properties of the Company, or which is a tax sharing or similar agreement;

                  (i) which is a license or similar agreement for Intellectual Property involving consideration in excess of $50,000, whether as licensee or licensor; or

                  (j) where the consequences of a breach or default thereunder, or the termination, expiration or cancellation thereof, could reasonably be expected to result in a Material Adverse Effect.

True, correct and complete copies of all written Contracts have been made available to the Lender. Each of the Contracts is legal, valid and in full force and effect and is valid, binding and enforceable by the Company, as applicable, in accordance with its terms (except as enforceability may be limited by bankruptcy and other laws affecting creditors' rights generally). Except as set forth on Schedule 2.18, the Company is not in default under or has breached any of the Contracts or any other contracts of the Company, and no act or omission by the Company has occurred which, with notice or lapse of time or both, would constitute a breach or default under any term or provision of any such contract. To the knowledge of the Company and except as provided on Schedule 2.18, no other party is in breach or default under any of such Contracts, and no act or omission has occurred by any other party thereto which, with notice or lapse of time or both, would constitute such a breach or default under any term or provision thereof.

         2.19. Absence of Questionable Payments. Neither the Company, nor, to the knowledge of any executive officer (or the Chairman of the Board) of the Company, any of its directors, officers, agents, employees or other person acting on their behalf, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. Neither the Company nor, to the knowledge of any executive officer (or the Chairman of the Board) of the Company, any of its directors, officers, agents, employee or other persons acting on their behalf, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

         2.20. Books and Records. The Company has maintained complete, current and correct copies of: (a) the Certificate of Incorporation and Bylaws and other organizational documents of the Company and all amendments thereto; (b) the stock records of the Company; and (c) in all material respects, the minutes and other records of the meetings and other proceedings of the stockholders and directors of the Company.

         2.21. Significant Customers and Suppliers. No customer or supplier which was significant to the Company during the period covered by the financial statements referred to in Section 2.5 or which has been significant to the Company thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be, other than in the ordinary course of the Company's business.

         2.22. Offering of the Note and Warrant. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Note and Warrant or any security of the Company similar to the Note and Warrant, has offered the Note and Warrant or any such similar security for sale to or solicited any offer to buy the Note and Warrant or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Note and Warrant under the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission (the "Commission") thereunder), in either case so as to subject the offering, issuance or sale of the Note and Warrant to the registration provisions of the Securities Act.

         2.23. Officers. Set forth in Schedule 2.23 is a list of the names of the executive officers of the Company, together with the title or job classification of each such person and the total compensation anticipated to be paid to each such person by the Company in calendar year 2000.

         2.24. Disclosure. No representation or warranty or other statement made by the Company in this Agreement or any disclosure schedule, certificate or other document delivered hereunder contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE III

                  Representations and Warranties of the Lender

         The Lender hereby represents and warrants to the Company, with respect to the Lender, that as of the date hereof:

         3.1. Authorization. This Agreement constitutes Lender's valid and legally binding obligation, enforceable in accordance with its terms.

         3.2. Purchase Entirely for Own Account. The Lender acknowledges that this Agreement is made with the Lender in reliance upon the Lender's representation to the Company that the securities will be acquired for investment for the Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in a manner that would violate the Securities Act. The Lender represents that its has full power and authority to enter into this Agreement.

         3.3. Disclosure of Information. The Lender represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and Warrants.

         3.4. Investment Experience. The Lender is experienced in investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the securities.

         3.5. Accredited Investor. The Lender is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Commission, as presently in effect.

         3.6. Restricted Securities. The Lender understands that the securities are characterized as "restricted" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         3.7. Further Limitations on Disposition. Without in any way limiting the representations set forth above and except as otherwise agreed to in the Transaction Documents, the Lender further agrees not to make any disposition of all or any portion of the Note and Warrant unless and until:

                  (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                  (b) (i) The Lender shall have notified the Company of the proposed disposition and (ii) if reasonably requested by the Company, the Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

         3.8. Legends. It is understood that the Note and Warrant may bear a restrictive legend substantially in the following form:

THE [INSERT SECURITIES] (THE "SECURITIES") REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACTS OR UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE CORPORATION IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                   ARTICLE IV

                            Stockholders' Call Option

         4.1. Call Right. The Lender hereby grants to each Principal Stockholder the right (the "Call Right") to require the Lender, upon any conversion of the Lender's Note, to sell to such Principal Stockholder up to that number of shares so received by the Lender pursuant to such conversion or exercise as is necessary to allow such Principal Stockholder to maintain its comparative percentage ownership interest in the Company in relation to the other Principal Stockholders (the "Percentage Interest"). Weirton shall provide each Principal Stockholder written notice of the conversion of the Lender's Note (the "Conversion Note") not more than five business days following such conversion. Notice of any exercise of such Call Right must be provided in writing by such Principal Stockholder to the Lender not more than fifteen business days from its receipt of the Conversion Notice. The closing with respect to any exercise of a Call Right pursuant to the terms of this Article IV (a "Call Right Closing"), shall take place at a date, time and location mutually agreeable to the Lender and the Principal Stockholder(s) exercising the Call Right(s). At the Call Right Closing, the Lender shall deliver the certificates representing the shares subject to the exercised Call Right and the exercising Principal Stockholder shall deliver the Call Right Exercise Price together with the written representations and warranties required pursuant to Section 4.4 hereof. For purposes of this Agreement, the term "Principal Stockholders" shall mean Bethlehem Steel Corporation, ICG, The LTV Corporation, Ryerson Toll, Inc., Steel Dynamics, Inc. and Weirton.

         4.2. Exercise Price of Note Shares. The exercise price for a Principal Stockholder's Call Right ("Call Right Exercise Price") with respect to shares received by the Lender pursuant to the conversion of the Lender's Note shall equal the product of (i) the Principal Stockholder's Percentage Interest (or the such lesser percentage as the Principal Stockholder elects to purchase) multiplied by (ii) the sum of the principal amount owed by the Company on the Note plus accrued but unpaid interest thereon.

         4.3. Calculation of Percentage Interest. A Principal Stockholder's Percentage Interest shall be calculated by dividing the total number of shares of the Company's capital stock owned by such Principal Stockholder by the total number of shares (calculated on a Fully Diluted basis) of the Company's capital stock owned by all Principal Stockholders immediately prior to the transaction giving rise to the Call Right. For the purposes of this paragraph "Fully Diluted" shall mean that all warrants and other securities convertible into Common Stock issued by the Company to the Principal Stockholders and outstanding immediately prior to the transaction giving rise to the Call Right are treated as exercised or converted.

         4.4. Principal Stockholder's Representations and Warranties. The Principal Stockholder must represent and warrant in writing to the Lender as to each of the matters set forth in Article III hereof as a condition precedent to the Lender's obligations under this Article IV.

                                    ARTICLE V

                                  Miscellaneous

         5.1. Tax Treatment. The Company agrees to take the position that there is no "original issue discount" related to the Warrants in any filing with the Internal Revenue Service; provided, however, the parties acknowledge that such determination is subject to review by the Internal Revenue Service.

         5.2. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         5.3. Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws.

         5.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.5. Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. For purposes of Article II hereof, references to the "Company" shall be deemed to mean MetalSite, Inc., and its predecessors MetalSite, L.P. and MetalSite General Partner, LLC.

         5.6. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, or delivery by overnight carrier, to the party to be notified or three business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to such party at the address set forth below, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  If to the Company:

                  MetalSite, Inc.
                  Penn Center West
                  Building Two, Suite 200
                  Pittsburgh, PA 15276
                  Attn: Michael Matesic
                  Telephone No.: (877) 246-4900
                  Telecopier No.: (412) 490-9124

                  with a required copy to:

                  Buchanan Ingersoll Professional Corporation
                  One Oxford Centre
                  301 Grant Street, 20th Floor
                  Pittsburgh, PA 15219-1410
                  Attn: Mary Ann Dunham, Esq.
                  Telephone No.: (412) 562-1374
                  Telecopier No.: (412) 562-1041

                  If to Weirton:

                  Weirton Steel Corporation
                  400 Three Springs Drive
                  Weirton, West Virginia 26062
                  Attn: William Kiefer
                  Phone: (304) 797-2000
                  Fax: (304) 797-2792

                  with a required copy to:

                  Buchanan Ingersoll Professional Corporation
                  One Oxford Centre
                  301 Grant Street, 20th Floor
                  Pittsburgh, PA 15219-1410
                  Attn: Thomas M. Thompson, Esq.
                  Telephone No.: (412) 562-8855
                  Telecopier No.: (412) 562-1041

                  If to a Stockholder, to the address set forth opposite such Stockholder's name on Schedule I attached hereto.

         5.7. Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. The Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Lender or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Lender from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

         5.8. Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it and the Lender incur with respect to the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and any amendment or modification hereto or thereto. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Lender shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which the Lender may be entitled.

         5.9. Entire Agreement; Amendments and Waivers. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement and the Note and Warrant may be amended and the observance of any term of this Agreement and the Note and Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holder or holders of the Note and/or Warrant; provided, however, that Article IV of this Agreement may not be amended without the prior written consent of the Stockholders. Any waiver or amendment effected in accordance with this Section shall be binding upon the holder of the Note and/or Warrant purchased under this Agreement at the time outstanding, each future holder of such Note, and the Company.

         5.10. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         5.11. Survival of Representations and Warranties. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing; provided, however, that such representations and warranties need only be accurate as of the date of such execution and delivery and as of the Closing.

         5.12. Stockholders' Agreement. The parties agree that, notwithstanding any provision in this Agreement or the other Transaction Documents to the contrary, the Warrant and any Common Stock issued upon the conversion of the Note or the exercise of the Warrant will be subject to Articles 3 and 6 of that certain Stockholders' Agreement dated July 27, 2000, between and among the Company and its stockholders of such date (the "Stockholders' Agreement"); provided, however, that Lender may make such transfers of Common Stock to the other Principal Stockholders as contemplated by Article IV of this Agreement, provided further, that any such Principal Stockholders agree that the Common Stock so transferred (the "Transferred Common Stock") shall after such transfer be subject to Articles 3 and 6 of the Stockholders' Agreement. Stockholders hereby agree that any Transferred Common Stock shall be subject to Articles 3 and 6 of the Stockholders' Agreement.



                  [Remainder of Page Left Intentionally Blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            COMPANY:

                                            METALSITE, INC.

                                            By: /s/ Michael M. Matesic
                                               -------------------------------
                                               Name: Michael Matesic
                                               Title: Vice President


                                            LENDER:

                                            WEIRTON STEEL CORPORATION

                                            By: /s/ John H. Walker
                                               -------------------------------
                                               Name: John H. Walker
                                               Title: President and
                                                      Chief Operating Officer

                                        STOCKHOLDERS:


                                        BETHLEHEM STEEL CORPORATION

                                        By: /s/ Thomas J. Conarty
                                           -----------------------------------
                                           Name: Thomas J. Conarty
                                           Title: Senior Vice President


                                        THE LTV CORPORATION

                                        By: /s/ J. Peter Kelly
                                           -----------------------------------
                                           Name: J. Peter Kelly
                                           Title: Chairman and CEO


                                        RYERSON TULL, INC.

                                        By: /s/ Neil S. Novich
                                           -----------------------------------
                                           Name: Neil S. Novich
                                           Title: President, Chairman & CEO


                                        STEEL DYNAMICS, INC.

                                        By: /s/ Keith Busse
                                           -----------------------------------
                                           Name: Keith Busse
                                           Title: President and CEO


                                        1999 INTERNET CAPITAL, L.P.

                                        By: ICG Holding, Inc., General Partner
                                           -----------------------------------

                                        By: /s/ Henry N. Nassau
                                           -----------------------------------
                                           Name: Henry N. Nassau
                                           Title: Vice President and Secretary

                                   SCHEDULE I

         Stockholder                                          Address
         -----------                                          -------
Bethlehem Steel Corporation                          1170 8th Avenue
                                                     Bethlehem, PA 18016-7699
                                                     Attn: Secretary

The LTV Corporation                                  200 Public Square
                                                     Cleveland, OH 44114-2308
                                                     Attn: Francis P. Mangano
                                                     Attn: Sheri Edison

Ryerson Tull, Inc.                                   2621 West 15th Place
                                                     Chicago, IL 60608
                                                     Attn: Joyce E. Minns

Steel Dynamics, Inc.                                 4500 County Road 59
                                                     Butler, IN 46721
                                                     Attn: Keith Busse

1999 Internet Capital, L.P.                          435 Devon Park Drive, #600
                                                     Wayne, PA 19087
                                                     Attn: Henry Nassau

                                    Exhibit A

                                 PROMISSORY NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACTS OR UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE CORPORATION IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                           CONVERTIBLE PROMISSORY NOTE

U.S. $10,000,000                                              October 10, 2000

         FOR VALUE RECEIVED, MetalSite, Inc., a Delaware corporation (the "Borrower"), promises to pay to Weirton Steel Corporation, a Delaware corporation (the "Lender"), at a location to be designated by the Lender, the principal amount of TEN MILLION U.S. DOLLARS ($10,000,000) (the "Principal Amount"), upon the terms and conditions specified below.

         1. Repayment or Conversion. This convertible promissory note (this "Note") shall be converted into common stock of the Borrower (the "Common Stock") (with the per share conversion rate being referred to as the "Conversion Rate"), or the Principal Amount and accrued interest thereon shall be due and payable in accordance with the respective provisions:

         (a) Immediately prior to the closing of the Borrower's first firm commitment underwritten public offering of its Common Stock under the Securities Act of 1933, as amended (the "IPO"), the Lender shall have the option to convert the Principal Amount and accrued interest thereon into that number of shares of Common Stock determined by dividing (i) the sum of the Principal Amount and accrued interest thereon by (ii) a price per share equal to 80% of the price per share at which the Common Stock is sold to the public at such IPO.

         (b) At the Lender's option, upon the closing of the Borrower's next financing with gross proceeds to the Borrower of TEN MILLION U.S. DOLLARS ($10,000,000) or more (the "Next Financing") (exclusive of any funds received by the Borrower hereunder (including by reason of a conversion under this clause
(b))), the Lender may convert the Principal Amount and accrued interest thereon into that number of shares of Common Stock determined by dividing (i) the sum of the Principal Amount and accrued interest thereon by (ii) $6.00.

         (c) If prior to the event of the closing of (i) the acquisition of Borrower by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Borrower; (ii) a sale of all or substantially all of the assets of the Borrower to another entity, or (iii) the liquidation or dissolution of the Borrower, the Lender shall have the option to convert the Principal Amount and accrued interest thereon into that number of shares of Common Stock determined by dividing (i) the sum of the Principal Amount and accrued interest thereon by (ii) $6.00.

         (d) At any time after the date that is 90 days after the date hereof, the Lender shall have the option to convert the Principal Amount and the accrued interest thereon into that number of shares of Common Stock determined by dividing (i) the outstanding Principal Amount and the accrued interest thereon by (ii) (A) $6.00 if such conversion takes place prior to the date that is 180 days after the date hereof, or (B) an amount equal to fair market value of a share of Common Stock, as determined by using the average price to revenues multiple of a group of ten (10) public internet commerce companies selected by the Board of Directors of the Borrower, if such conversion takes place on a date that is at least 180 days after the date hereof.

         (e) On the date that is 18 months after the date hereof (the "Repayment Date") (and without the occurrence of above Section 1(a), (b), (c) or (d)), the Principal Amount and accrued interest, if any, shall be due and payable in full.

         2. Rate of Interest. Interest shall accrue under this Note at the rate of five percent (5%) per annum, compounded annually, except upon the occurrence of an Event of Acceleration set forth in Section 4 below, whereupon interest shall begin to accrue thereafter on any unpaid principal balance at the rate of eighteen percent (18%) per annum, compounded annually.

         3. Prepayment. Prepayment of the Principal Amount may be made at any time without the prior written consent of the Lender; provided that prior to any prepayment, Borrower shall give Lender 5 business days written notice of such intention to prepay.

         4. Events of Acceleration. The entire unpaid Principal Amount and accrued interest thereon shall become immediately due and payable upon one or more of the following events (each an "Event of Acceleration"):

         (a) the failure of the Borrower to pay when due the Principal Amount or interest accrued thereon;

         (b) the insolvency of the Borrower, the commission of an act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, the filing by or against the Borrower of a petition in bankruptcy or a petition for relief under the provisions of the federal bankruptcy act or another state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of ninety
(90) days or more;

         (c) the occurrence of any default or event of default under any other indebtedness of the Borrower, including the indebtedness arising under the Letter Agreement - Committed Line of Credit, dated July 27, 2000, among the Borrower and the Lenders named therein or the MetalSite, L.P. Line of Credit referred to therein; or

         (d) if any of the Borrower's representations and warranties under
Section 2 of the Note and Warrant Purchase Agreement of even date herewith by and between the Borrower, Lender and the other parties named therein shall be inaccurate.

         5. Stock Fully Paid; Reservation of Shares. All of the shares issuable upon conversion of this Note will, upon issuance, be fully paid and nonassessable, and, except as provided in Article IV of the Note and Warrant Purchase Agreement, dated the date hereof, by and among the Borrower, Weirton Steel Corporation (as Lender) and the stockholders named therein (the "Purchase Agreement"), free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof. Commencing with the first sale pursuant to the Next Financing and for the period thereafter during which this Note remains outstanding, the Borrower shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the conversion of this Note. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares upon the conversion of this Note.

         6. Adjustment of Conversion Rate and Number of Shares. The number and kind of shares into which this Note is convertible shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         (a) Reclassification, Consolidation or Merger. If while this Note, or any portion hereof, remains outstanding there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Borrower with or into another corporation in which the Borrower is not the surviving entity, or a reverse triangular merger in which the Borrower is the surviving entity but the shares of the Borrower's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Borrower's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Note shall thereafter be entitled to receive upon conversion of this Note, at the Conversion Rate then in effect, the greatest number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon conversion of this Note would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Note had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 6. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Lender. In all events, appropriate adjustment shall be made in the application of the provisions of this Note (including adjustment of the Conversion Rate and number of shares receivable pursuant to the terms and conditions of this Note) with respect to the rights and interests of the Lender after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note.

         (b) Split, Subdivision or Combination of Shares. If the Borrower at any time while this Note, or any portion hereof, remains outstanding shall split or subdivide any class of securities as to which conversion rights under this Note exist, into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note immediately prior to such split or subdivision shall be proportionately increased and the Conversion Rate for such class of securities shall be proportionately decreased. If the Borrower at any time while this Note, or any portion hereof, remains outstanding shall combine any class of securities as to which conversion rights under this Note exist, into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note immediately prior to such combination shall be proportionately decreased and the Conversion Rate for such class of securities shall be proportionately increased.

         (c) Adjustments for Dividends in Stock or Other Securities or Property. If while this Note, or any portion hereof, remains outstanding, the holders of any class of securities as to which conversion rights under this Note exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Borrower by way of dividend, then and in each case, this Note shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon conversion of this Note, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Borrower that such holder would hold on the date of such conversion had it been the holder of record of the class of security receivable upon conversion of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock available by it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 6.

         (d) Notice of Adjustments. Upon any adjustment of the Conversion Rate and any increase or decrease in the number of shares into which this Note is convertible, then, and in each such case, the Borrower, within thirty (30) days thereafter, shall give written notice thereof to the Lender at the address of such Lender as shown on the books of the Borrower which notice shall state the Conversion Rate as adjusted and, if applicable, the increased or decreased number of shares into which this Note is convertible, setting forth in reasonable detail the method of calculation of each.

         7. Registration Rights. The Borrower hereby grants the Lender registration rights with respect to any and all shares of Common Stock receivable upon conversion of this Note pursuant to Section 1, which registration rights shall be identical to those provided in that certain Stockholders' Agreement, dated as of July 27, 2000, among the Borrower, the Lender and the other parties thereto (the "Stockholders Agreement").

         8. Conversion Notice. The Lender may effect the conversion of this Note, in whole or in part, at any time, or from time to time by the surrender of this Note (with the notice of conversion form (the "Notice of Conversion") attached hereto as Exhibit A duly executed) at the principal office of the Borrower. The person or persons in whose name(s) any certificate(s) representing shares shall be issuable upon conversion of this Note shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Note is converted.

         9. Collection. If any action is instituted to collect this Note, the Borrower promises to pay to Lender all reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with such action.

         10. Security Agreement. Borrower hereby acknowledges that in connection with executing this Note, the Borrower will enter into a Security Agreement with the Lender substantially in the form attached hereto as Exhibit B whereby Borrower shall grant to the Lender a security interest in its assets as set forth therein.

         11. Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) in accordance with Section 5.9 of the Purchase Agreement.

         12. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

         13. Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

         14. Governing Law. This Note shall be governed by and construed under the laws of the Commonwealth of Pennsylvania as applied to agreements among Pennsylvania residents entered into and to be performed entirely within the Commonwealth of Pennsylvania.

         15. Presentment, Etc. The Borrower hereby expressly waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest, and any other formality.

         16. Stockholders' Agreement. Notwithstanding any provision in this Note to the contrary, the Borrower hereby issues this Note subject to Section 5.12 of the Purchase Agreement, which provides in part that any Common Stock issued upon any conversion of this Note will be subject to Articles 3 and 6 of the Stockholders' Agreement; provided, however, the Lender may make such transfers of Common Stock to the other stockholders of the Borrower as is contemplated by
Article IV of the Purchase Agreement, provided further, that any such stockholders agree that the Common Stock so transferred shall after such transfer be subject to Articles 3 and 6 of the Stockholders' Agreement.

         17. Assignment. This Note may not be transferred or assigned by Lender without the prior written consent of the Borrower, unless such assignment is to an Affiliate (as defined in the Purchase Agreement) of Lender.

                                        METALSITE, INC.

                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                    Exhibit A

                              Notice of Conversion

TO:      MetalSite, Inc.
         Penn Center West
         Building Two, Suite 200
         Pittsburgh, PA 15276
         Attention: President

         The undersigned hereby elects to convert _____________ shares of Common Stock of MetalSite, Inc. pursuant to the terms of this Note.

         Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                        -------------------------------
                                     (Name)

                        -------------------------------

                        -------------------------------
                                   (Address)

         The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.


                                                -------------------------------
                                                (Signature and Date)


                                                Title:
                                                      -------------------------

                                    Exhibit B

                          [insert Security Agreement.]

                               SECURITY AGREEMENT

         THIS AGREEMENT is made as of October 10, 2000, by and among MetalSite, Inc., a Delaware corporation ("Debtor"), and Weirton Steel Corporation, a Delaware corporation ("Secured Party").

                               STATEMENT OF FACTS

         A. Debtor and Secured Party are parties to a Convertible Promissory Note of even date herewith (the "Note") and the Purchase Agreement as defined therein, pursuant to which Secured Party has agreed to make certain loans to Debtor (the "Loans").

         B. Debtor has agreed to provide Secured Party with a security interest in the assets of Debtor as collateral security for the payment of the principal and interest due under the Note and other obligations due thereunder and under the Purchase Agreement.

1. NOW, THEREFORE, in consideration of the Statement of Facts and the mutual covenants and agreements contained herein, the parties, intending to be legally bound, covenant and agree as follows: For valuable consideration, receipt of which is hereby acknowledged, Debtor hereby grants to Secured Party a security interest in all Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Inventory, Instruments, and Letters of Credit (as those terms are used in the UCC as herein defined) (collectively referred to as the "Collateral") as security for the payment of the indebtedness and the performance of any obligation of Debtor created under the Note and Purchase Agreement (the obligations of Debtor under the Note and Purchase Agreement and under this Security Agreement are collectively referred to as the "Obligations").

2. Debtor agrees to join with Secured Party in executing one or more financing statements pursuant to the Uniform Commercial Code of the Commonwealth of Pennsylvania (the "UCC") in form reasonably satisfactory to Secured Party, and Debtor will pay the cost of filing such financing statements in all public offices wherever filing is reasonably required by the UCC in order to perfect the security interest granted to Secured Party.

3. The security interest granted to Secured Party hereunder will be expressly junior and subordinate to the security interest granted by Debtor to any financing now or hereafter provided by any bank or other institutional lender of Debtor (the "Institutional Indebtedness"), all interest accrued thereon, and all costs of collection and enforcement incurred by lender(s) of the Institutional Indebtedness in collecting such principal amount. Secured Party agrees to execute and deliver any documents or instruments reasonably required by such institutional lenders or other third parties in order to evidence the subordination of the security interest granted to

Secured Party hereunder, including one or more Subordination Agreements in form and substance reasonably satisfactory to Secured Party.

4. Upon the occurrence of an Event of Acceleration (as defined in the Note), and at any time thereafter until such Event of Acceleration is cured, Secured Party will have the rights and remedies of a secured party under the UCC, subject to the subordination by Secured Party in favor of the lender(s) of the Institutional Indebtedness. Secured Party will give to Debtor 10 days' prior written notice of the time and place of any public sale or the time after which any private sale or any other intended disposition of the Collateral is to be made.

5. Secured Party may exercise its rights and remedies with respect to the Collateral without regard to any other security or sources for payment. Secured Party will not be deemed to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any rights or remedies will operate as a waiver of such right or remedy or any other rights or remedies. A waiver on any one occasion will not be construed as a bar or waiver of any right or remedy on future occasions. All rights and remedies of Secured Party hereunder will be cumulative and may be exercised singularly or concurrently.

6. All notices or other communications required or permitted hereunder will be in writing and will be deemed given when delivered: (i) personally, (ii) by registered or certified mail (postage prepaid), (iii) by legible facsimile transmission or (iv) by overnight courier (fare prepaid), in all cases addressed as follows:

IF TO DEBTOR, TO:                          WITH A COPY TO:

MetalSite, Inc.                            Buchanan Ingersoll Professional Corporation
Two Penn Center West                       One Oxford Centre
Building Two, Suite 200                    301 Grant Street, 20th Floor
Pittsburgh, PA 15276                       Pittsburgh, PA 15219
Attention: Michael Matesic,                Attention: Mary Ann Dunham, Esquire
           Vice President of Finance       Telecopy: 412-562-1041
Telecopy:  412-391-0952

IF TO SECURED PARTY, TO:                   WITH A COPY TO:

Weirton Steel Corporation                  Buchanan Ingersoll Professional Corporation
400 Three Springs Drive                    One Oxford Centre
Weirton, WV 26062-4989                     301 Grant Street, 20th Floor
Attention: Mark Kaplan                     Pittsburgh, PA 15219
Telecopy: (304) 797-2792                   Attention: Thomas Thompson, Esquire
                                           Telecopy: (412) 562-1041

or to such address as such party may indicate by a notice delivered to the other party hereto. Notice will be deemed received the same day (when delivered personally), 5 days after mailing (when sent by registered or certified mail), or the next business day (when sent by fax transmission or when delivered by overnight courier). Any party to this Security Agreement may change its address to which all communications and notices may be sent hereunder by addressing notices of such change in the manner provided.

7. This Security Agreement will be binding upon Debtor, its permitted successors and assigns, and will inure to the benefit of Secured Party, its permitted successors and assigns.

8. This Security Agreement and the rights and the obligations of the parties hereto will be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to any jurisdiction's conflict of laws provisions.

9. This Security Agreement may be executed in one or more counterparts, each of which when taken together will constitute one instrument. Delivery of executed signature pages hereof by facsimile transmission will constitute effective and binding execution and delivery hereof.


                       [Signatures Begin on the Next Page]

         IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed and delivered on the day and year first above written.

                                          METALSITE, INC.


                                          By:
                                             -------------------------------
                                             Name:
                                             Title:

                                          WEIRTON STEEL CORPORATION


                                          By:
                                             -------------------------------

                                    Exhibit B

                        WARRANT TO PURCHASE COMMON STOCK

NEITHER THIS WARRANT NOR THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACTS OR UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE CORPORATION IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                                     VOID AFTER OCTOBER 9, 2010

                                 METALSITE, INC.

                       WARRANT TO PURCHASE SHARES OF STOCK


         THIS CERTIFIES THAT, for value received, Weirton Steel Corporation, or its registered assign(s) as permitted hereunder (the "Holder"), is entitled to subscribe for and purchase from MetalSite, Inc., a Delaware corporation (the "Company"), at any time until and including October 9, 2010 (the "Expiration Date"), the Shares (as defined below) at the per share exercise price set forth below (the "Exercise Price") (each as adjusted pursuant to Section 4 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth;

         This Warrant is subject to the following terms and conditions:

         1. Shares Issuable Upon Exercise; Exercise Price; Exercisability.

                  (a) The Shares shall mean 250,000 shares of the Company's Common Stock, par value $.01 (the "Common Stock").

                  (b) The Exercise Price of the Shares shall be $.01 per share.

         2. Method of Exercise; Payment.

                  (a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time, or from time to time, by the surrender of this Warrant (with the notice of exercise form (the "Notice of Exercise") attached hereto as Exhibit A duly executed) at the principal office of the Company, and by payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Shares being purchased, which amount may be paid, at the election of the Holder, by (i) wire transfer or check payable to the order of the Company, (ii) cancellation by the Holder of indebtedness or other obligations of the Company to the Holder or
(iii) a combination of (i) and (ii). The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

                  (b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a) hereof, the Holder may elect to receive a number of Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with Notice of Exercise in which alternative No. 1 is initiated by the Holder. In such event, the Company shall issue to the Holder a number of Shares computed using the following formula:

                           X=Y(A-B)
                             ------
                                A

Where             X         = the number of Shares to be issued to the Holder.

                  Y         = the number of Shares subject to this Warrant or,
                              if only a portion of this Warrant is being exercised, the portion of the Warrant being canceled (at the time of such calculation).

                  A         = the fair market value of one (1) Share (at the
                              date of such calculation).

                  B         = the Exercise Price (as adjusted to the date of
                              such calculation).

                  (c) Fair Market Value. For purposes of this Section 2, the fair market value of one (1) Share shall equal:

                           (i) the average of the closing per share bid and
asked prices of the Common Stock quoted on the Nasdaq Stock Market or in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value; or

                           (ii) if the Common Stock is not traded on the
Nasdaq Stock Market or Over-The-Counter or on an exchange, the fair market value of a Share shall be agreed upon by the parties hereto. If parties cannot agree on the fair market value within five (5) business days of delivery of the Notice of Exercise, the Board of Directors in good faith shall determine the fair market value of a Share in the same manner used to determine the fair market value of incentive stock options granted by the Company.

                           (iii) Stock Certificates. In the event of any
exercise of the rights represented by this Warrant, as promptly as practicable on or after the date of exercise and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised.

                  (d) Taxes. The issuance of the Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

         3. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Company shall take all steps necessary to amend its charter documents to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Shares upon the exercise of this Warrant.

         4. Adjustment of Exercise Price and Number of Shares. Subject to the provisions of Section 14 hereof, the number and kind of Shares purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) Adjustment for Reclassification, Consolidation or Merger. If while this Warrant, or any portion hereof, remains outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the greatest number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Holder. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant (including adjustment of the Exercise Price and number of Shares purchasable pursuant to the terms and conditions of this Warrant) with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

                  (b) Adjustments for Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split or subdivide any class of securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the number of Shares of such class issuable upon exercise of this Warrant immediately prior to such split or subdivision shall be proportionately increased and the Exercise Price for such class of securities shall be proportionately decreased. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall combine any class of securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the number of Shares of such class issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased and the Exercise Price for such class of securities shall be proportionately increased.

                  (c) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of any class of securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the class of security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 4.

                  (d) Notice of Adjustments. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within thirty (30) days thereafter, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

         5.       Notices.

                  (a) In the event that the Company shall propose at any time:

                           (i) to declare any dividend or distribution upon its
Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                           (ii) to offer for subscription pro rata to the
holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                           (iii) to merge or consolidate with or into any other
corporation, or sell, lease or convey all or substantially all its property or business, or to voluntarily liquidate, dissolve or wind up; or

                           (iv) to effect an initial public offering of the
Common Stock (the "Public Offering") pursuant to an effective registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act");

then, in connection with each such event, the Company shall send to the Holder
(1) at least ten (10) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any; and (2) at least ten (10) days' prior written notice of the date when the same shall take place, and the date, if any is to be fixed, on which the holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event). Notwithstanding the above, the ten (10) days' notice requirement may be shortened or waived upon the written consent of the Holder.

                  (b) Any written notice by the Company required or permitted hereunder shall be given by hand delivery or first class mail, postage prepaid, addressed to the Holder at the address shown on the books of the Company for the Holder.

         6. Registration Rights. The Company hereby grants the Holder registration rights with respect to the shares receivable upon the exercise hereof identical to those provided in that certain Stockholders' Agreement, dated as of July 27, 2000, among the Company, Weirton Steel Corporation and the other parties thereto (the "Stockholders Agreement").

         7. Legend. Each certificate evidencing the Shares issued upon exercise of this Warrant, or transfer of such shares (other than a transfer registered under the Act or any subsequent transfer of shares so registered) shall be stamped or imprinted with a legend substantially in the following form:

NEITHER THIS WARRANT NOR THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACTS OR UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE CORPORATION IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         8. Removal of Legend. Upon request of a holder of a certificate with the legends referred to in Section 7 hereof, the Company shall issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel to the effect that any transfer by such holder of the shares evidenced by such certificate will not violate the Act and applicable state securities laws and that such shares will no longer be subject to rights of first offer and voting agreements.

         9. Fractional Shares. No fractional shares will be issued in connection with any exercise hereunder. Any fraction of a share resulting from any calculation will be rounded up to the next whole share.

         10. Transferability. Subject to compliance with applicable federal and state securities laws and Section 15 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed.

         11. Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:

                  (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

                  (b) Prior to the date that this Warrant becomes exercisable, the Shares will have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

                  (c) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's charter documents.

         12. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

                  (a) This Warrant is being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Shares issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale that would violate the Act.

                  (b) The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

                  (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

                  (d) The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

         13. Rights of Stockholders. Subject to Sections 4 and 5 hereof, no holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

         14. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable as of 5:00 p.m., Eastern Standard Time, on October 9, 2010.

         15. Assignment; Stockholders' Agreement. Notwithstanding any provision in this Warrant to the contrary, this Warrant may not be transferred or assigned by Holder without the prior written consent of the Company, unless such assignment is to an Affiliate (as defined in the Stockholders' Agreement of Holder and any Common Stock issued upon the exercise of this Warrant is subject to Articles 3 and 6 of the Stockholders' Agreement.

         16. Miscellaneous.

         (a) This Warrant shall be governed by and construed for all purposes under and in accordance with the laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of law.

         (b) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

         (c) The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

         (d) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the Shares issued or issuable upon the exercise hereof.

         (e) This Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         (f) The Company shall not, by amendment of its charter documents, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         (g) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver to the holder of record, in lieu thereof, a new Warrant of like date and tenor.

         (h) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

         Issued this 10th day of October, 2000.

                                         METALSITE, INC.

                                         By:
                                            ------------------------------
                                         Title:
                                               ---------------------------

Acknowledged and Accepted:

WEIRTON STEEL CORPORATION

By:
   ------------------------------
   Name:
   Title:

                                    EXHIBIT A

                               NOTICE OF EXERCISE


TO:      MetalSite, Inc.
         Penn Center West
         Building Two, Suite 200
         Pittsburgh, PA 15276
         Attention: President

         1. In lieu of exercising the attached Warrant for cash or check, the undersigned hereby elects to effect the net issuance provision of Section 2(b) of this Warrant and receive _____________ (leave blank if you choose Alternative No.2 below) shares of Common Stock of MetalSite, Inc. pursuant to the terms of this Warrant. (Initial here if the undersigned elects this alternative).
____________

         2. The undersigned hereby elects to purchase ________________ (leave blank if you choose alternative No. 1 above) shares of Common Stock of MetalSite, Inc. pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such shares in full.

         3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                     --------------------------------------
                                     (Name)


                     --------------------------------------

                     --------------------------------------

                                   (Address)

         4. The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 12 of the attached Warrant are true and correct as of the date hereof.


                                       ----------------------------------------
                                       (Signature and Date)

                                       Title:
                                             -----------------------------------

                             SCHEDULE OF EXCEPTIONS

                              DISCLOSURE SCHEDULES

                                       TO

                       NOTE AND WARRANT PURCHASE AGREEMENT

                                     BETWEEN

                                 METALSITE, INC.

                                       AND

                            WEIRTON STEEL CORPORATION




                                OCTOBER 10, 2000

                                  SCHEDULE 2.2
                                       TO
                       NOTE AND WARRANT PURCHASE AGREEMENT

                                PREEMPTIVE RIGHTS

                                      None

                                  SCHEDULE 2.3
                                       TO
                       NOTE AND WARRANT PURCHASE AGREEMENT

                        CONFLICTS, CONSENTS AND APPROVALS


The Amended and Restated Letter Agreement - Committed Line of Credit dated December 28, 1999 between and among MetalSite, L.P. (the "Partnership"), Weirton Steel Corporation ("Weirton"), Internet Capital Group, Inc. ("ICG Parent") The LTV Corporation ("LTV"), Steel Dynamics, Incorporated ("SDI"), Bethlehem Steel Corporation ("Bethlehem") and Ryerson Tull, Inc. ("Ryerson") and all agreements related thereto (the "Partner Loan Facility").

The Letter Agreement - Committed Line of Credit dated July 27, 2000 between and among the Partnership, ICG Parent, Weirton, LTV, SDI, Bethlehem and Ryerson and all agreements related thereto (the "Corporate Loan Facility").

The Weirton 1998 Loan, as defined on Schedule 2.11, and all agreements related thereto.

                                 SCHEDULE 2.4(a)
                                       TO
                       NOTE AND WARRANT PURCHASE AGREEMENT

                         CAPITALIZATION - STOCK OPTIONS

                                 SCHEDULE 2.4(b)
                                       TO
                       NOTE AND WARRANT PURCHASE AGREEMENT


                       OUTSTANDING CONTRACTUAL OBLIGATIONS
                    AND LOANS RELATING TO SECURITIES PURCHASE


Stockholders' Agreement, dated as of July 27, 2000, by and between MetalSite, Inc., Bethlehem, 1999 Internet Capital L.P. ("1999 ICLP"), LTV, M-Holdings, Inc. ("M-Holdings"), Ryerson, SDI., Weirton, Patrick B. Stewart, David B. Bordo and Harry C. Vonk.


MOP Stock Award Agreement, dated as of July 27, 2000, by and between MetalSite, Inc. and Patrick Stewart.


MOP Stock Award Agreement, dated as of July 27, 2000, by and between MetalSite, Inc. and David Bordo.


MOP Stock Award Agreement, dated as of July 27, 2000, by and between MetalSite, Inc. and Harry Vonk.


83(b) Loans (as defined on Schedule 2.17)

                                 SCHEDULE 2.4(c)
                                       TO
                       NOTE AND WARRANT PURCHASE AGREEMENT


                        AGREEMENTS RELATING TO SECURITIES


Stockholders' Agreement, dated as of July 27, 2000, by and between MetalSite, Inc., Bethlehem, 1999 ICLP, LTV, M-Holdings, Ryerson, SDI, Weirton, Patrick B. Stewart, David B. Bordo and Harry C. Vonk.


Plan Stockholders' Agreement, dated as of July 27, 2000, by and between MetalSite, Inc., Patrick B. Stewart, David B. Bordo and Harry C. Vonk.


Escrow Agreement, dated as of July 27, 2000, by and between MetalSite, Inc., 1999 ICLP, M-Holdings, Weirton, and Chase Manhattan Trust Company, National Association.

                                  SCHEDULE 2.6
                                       TO
                       NOTE AND WARRANT PURCHASE AGREEMENT


                               ABSENCE OF CHANGES


2.6(a)

Failure of most stockholder sellers to meet revenue projections in connection with their use of the Company's website.


2.6(b)

Partner Loan Facility

Corporate Loan Facility

The Weirton 1998 Loan


2.6(g)

Severance payment of three months salary to Sharon Vonk upon the termination of her employment

Amendment to Employment Agreements of Patrick Stewart, David Bordo and Harry Vonk, dated July 27, 2000 increasing the length of the restrictive covenants from one year to two years.


2.6(h)

Merger of MetalSite, L.P. and MetalSite General Partner, LLC into MetalSite, Inc. on July 27, 2000.

                                  SCHEDULE 2.7
                                       TO
                       NOTE AND WARRANT PURCHASE AGREEMENT


                                      TAXES


Consolidated return for MetalSite, L.P. and MetalSite General Partner, LLC.

                                  SCHEDULE 2.8
                                       TO
                       NOTE AND WARRANT PURCHASE AGREEMENT


                                   LITIGATION


         A former consultant to Weirton, which previously licensed and has recently transferred to the Company a portion of the Company's intellectual property pursuant to that certain Technology Assignment and License Agreement dated as of August 3, 2000 by and between the Company and Weirton ("TALA"), has asserted to Weirton that he is the sole owner of the intellectual property subject to such Weirton transfer. This former consultant is also a former employee of the Company and a co-inventor of the intellectual property subject to the Weirton transfer. To date, the former consultant is pursuing his claims relating to such intellectual property with Weirton. Although Weirton has orally represented to the Company that the former consultant's existing claim against Weirton is without merit, any related infringement claims could be asserted against the Company.

                                  SCHEDULE 2.10
                                       TO
                       NOTE AND WARRANT PURCHASE AGREEMENT


                ABSENCE OF UNDISCLOSED OR CONTINGENT LIABILITIES

                                      None

                                  SCHEDULE 2.11
                                       TO
                       NOTE AND WARRANT PURCHASE AGREEMENT


                                    PROPERTY


Leases

         1. The Company subleases office space located at Two Penn Center West, Building Two, Suite 200, Pittsburgh, PA 15276 pursuant to sublease agreement from Prudential.

         2. The Company leases office space located at Two Penn Center West, Building Two, Suite 200, Pittsburgh, PA 15276, pursuant to an Assignment and Assumption Agreement, dated July 12, 1999, by and between Weirton and the Partnership (the "Weirton Sublease").

Liens

         1. Security Interest granted by the Promissory Note in the amount of $1,826,565.97 payable to Weirton and dated August 31, 1999 (the "Weirton 1998 Loan").

         2. Security Interest granted by the Amended and Restated Security Agreement between and among the Company, ICG Parent, Weirton, LTV, SDI, Bethlehem and Ryerson, dated December 28, 1999.

         3. Security Interest granted by Security Agreement between and among the Company, ICG Parent, Weirton, LTV, SDI, Bethlehem and Ryerson, dated July 27, 2000.

         4. Equipment leased from Weirton pursuant to the Equipment Leasing Facility (as defined on Schedule 2.17).

                                  SCHEDULE 2.12
                                       TO
                       NOTE AND WARRANT PURCHASE AGREEMENT

                              INTELLECTUAL PROPERTY


2.12(a)

Patent Applications

1. U.S. provisional patent application: Ser. #:60/110,977: Filed: 12/4/98 Title:
System and Method for an Interactive Commercial Community

2. U.S. utility patent application: Ser. #:09/452,499: Filed: 12/1/99 Title:
System and Method for an Interactive Commercial Community

3. Japanese Pat. Appln. No. 2000-181956

4. U.S. provisional patent application: Ser. #:60/187,281: Filed: 3/6/00 Title:
System and Method for Conducting Electronic Commerce in the Metals Industry

Patent applications 1, 2 and 3 above were assigned to the Company pursuant to the TALA.

Trademark Applications

See attached Trademark List dated September 18, 2000

Copyright Registrations

NONE

Liens

All MetalSite intellectual property is subject to the security interests granted pursuant to the Partner Loan Facility and the Corporate Loan Facility.

Other License Issues

The Company has not renewed its rights to license Microsoft products after the sale by Weirton of part of its interest to ICG Parent.

2.12(b)

         A former consultant to Weirton, which previously licensed and has recently transferred to the Corporation a portion of the Corporation's intellectual property pursuant to the TALA, has asserted to Weirton that he is the sole owner of the intellectual property subject to such Weirton transfer. This former consultant is also a former employee of the Corporation and a named co-inventor of patent applications 1 and 2 subject to the Weirton transfer. To date, the former consultant is pursuing his claims relating to such intellectual property with Weirton. Although Weirton has orally represented to the Corporation that the former consultant's existing claim against Weirton is without merit, any related infringement claims could be asserted against the Company.

2.12(c)

         A former consultant to Weirton, which previously licensed and has recently transferred to the Corporation a portion of the Corporation's intellectual property pursuant to the TALA, has asserted to Weirton that he is the sole owner of the intellectual property subject to such Weirton transfer. This former consultant is also a former employee of the Corporation and a named co-inventor of patent applications 1 and 2 subject to the Weirton transfer. To date, the former consultant is pursuing his claims relating to such intellectual property with Weirton. Although Weirton has orally represented to the Corporation that the former consultant's existing claim against Weirton is without merit, any related infringement claims could be asserted against the Company.

         The pending application to register the word mark "METALSITE" (75/55
8690) currently stands rejected under Section 2(e)(1) of the Trademark Act (Trademark Act Section 2(e)(1), 15 U.S.C. Section 1052(e)(1).

         Weirton received a cease and desist letter dated August 28, 1998 from Bryan Cave, LLP representing Metal Exchange Corporation with respect to use of "MetalExchange", and the Company has used "MetalSite" since September of 1998.

2.12(d)

NONE

2.12(e)

ScrapSite, LLC (to be formed)

MetalSite Japan Corporation

                                  SCHEDULE 2.14
                                       TO
                       NOTE AND WARRANT PURCHASE AGREEMENT

                                    INSURANCE

------------------------------------------------------------------------------------------------------------------------
Type                       Carrier                   Aggregate            Per Occurrence            Expiration Term
                                                     Coverage Limit       Coverage Limit
------------------------------------------------------------------------------------------------------------------------
General Liability          Zurich-American           2,000,000            1,000,000                 7-1-01
------------------------------------------------------------------------------------------------------------------------
Umbrella                   American                  5,000,000            5,000,000                 7-1-01
Liability                  Guarantee &
                           Liability
------------------------------------------------------------------------------------------------------------------------
Workers                    Zurich-American           Statutory            1,000,000                 7-1-01
Compensation
------------------------------------------------------------------------------------------------------------------------
Business                   Zurich-American                                1,000,000                 7-1-01
Automobile
------------------------------------------------------------------------------------------------------------------------
Directors &                American.                 5,000,000            5,000,000                 12-7-00
Officers*                  International
                           Specialty
------------------------------------------------------------------------------------------------------------------------
Website                    Steadfast                 5,000,000            5,000,000                 12-7-00
Liability**                Insurance
                           Company
------------------------------------------------------------------------------------------------------------------------



* General Partners and Limited Partnership Liability

** Specified Professions Professional Liability Insurance

See also benefits-related insurance listed on Schedule 2.22

                                  SCHEDULE 2.16
                                       TO
                       NOTE AND WARRANT PURCHASE AGREEMENT

                              COMPLIANCE WITH LAWS


                                      None

                                  SCHEDULE 2.17
                                       TO
                       NOTE AND WARRANT PURCHASE AGREEMENT


                          TRANSACTIONS WITH AFFILIATES


1. For the purpose of enabling certain officers of the Company who are stockholders to pay the tax liability relating to their 83(b) elections, the Company has loaned $49,469.86, $32,078.32 and $31,775.17 to Patrick Stewart, David Bordo and Harry Vonk, respectively (the "83(b) Loans).

2.   The Weirton 1998 Loan.

3.   Partner Loan Facility.

4.   Corporate Loan Facility.

5. Weirton has guaranteed the Partnership's obligations under certain operating leases of office furniture.

6.   The Company leases the office space pursuant to the Weirton Sublease.

7.   IP Services Agreement between the Company and Ryerson dated September 1,
     1999.

8. Equipment in approximately the amount of $1,000,000 purchased from and financed by Weirton (the "Equipment Leasing Facility").

9.   Employment Agreements with Patrick Stewart, David Bordo and Harry Vonk.

10.  Severance Arrangement with Sharon Vonk.

11.  Seller's Website Agreements.

12.  MOP Award Agreements.

13.  Plan Stockholders' Agreement.

14. ScrapSite, LLC organizational documents, including the ScrapSite Omnibus Services Agreement (all of which are currently being finalized).

                                  SCHEDULE 2.18
                                       TO
                       NOTE AND WARRANT PURCHASE AGREEMENT


                            CONTRACTS AND COMMITMENTS


Compensation Committee is currently considering deferring all payments under the 83(b) Loans until maturity. Officers are therefore late in making payments under the 83(b) Loans.